As filed with the Securities and Exchange Commission on January 18, 2022

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of the

Securities Exchange Act of 1934

Lument Finance Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	45-4966519
(State of incorporation of organization)	(IRS Employer Identification No.)

230 Park Avenue, 20th Floor New York, NY	10169
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:	333-258134 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of Exchange on which class is to be registered
Rights to purchase Common Stock, par value $0.01 per share	The New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the rights to purchase common stock, par value $0.01 per share (the “Rights”), to be registered hereunder is contained in the section entitled “The Offering — Terms of the Offering” in the prospectus supplement filed by Lument Finance Trust, Inc. (the “Company”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on January 7, 2022, including all amendments thereto, and is incorporated herein by reference.

Item 2.	Exhibits

Exhibit Number	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of Lument Finance Trust, Inc., together with all amendments and supplements thereto (incorporated by reference to Exhibit 3.1 to Lument Finance Trust, Inc. Quarterly Report on Form 10-Q (File No. 001-35845), which was filed with the Securities and Exchange Commission on May 11, 2021).

3.2	Bylaws of Lument Finance Trust, Inc. (incorporated by reference to Exhibit 3.1 to Lument Finance Trust, Inc. Current Report on Form 8-K (File No. 001-35845), which was filed with the Securities and Exchange Commission on June 17, 2021).

4.1	Form of Subscription Rights Certificate.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 18, 2022	LUMENT FINANCE TRUST, INC.

	By:	/s/ James A. Briggs
	Name:	James A. Briggs
	Title:	Chief Financial Officer